Filed Pursuant to Rule 433
Registration Statement No. 333-208507

 RBC Capital Markets – Global Equity Linked Products      March 2017  Structured Notes Primer

 Important Information  This communication has been generated by RBC Capital Markets’ Global Equity Linked Products and is not a research report or a product of RBC Capital Markets’ Research Department. These materials are for informational purposes only and do not contain all information that may be required to evaluate, and do not constitute a recommendation with respect to, any investment.  Any recipient of these materials should conduct its own independent analysis of the matters referred to herein. Investors must consult with their own advisors prior to investing.  We are not providing you with any accounting, legal or tax advice in connection with these materials. The information and any analyses contained in this presentation are taken from, or based upon, information from publicly available sources, the completeness and accuracy of which has not been independently verified. The information and any analyses in these materials are subject to change with changing market conditions.Any examples, calculations or value ranges indicated herein are hypothetical and should not be construed as indicative of levels at which an issuer may issue a product.Please review the section “Risk Considerations” at the end of this presentation for important risk factors that investors should consider in connection with the investments discussed in this presentation. Royal Bank of Canada has filed a registration statement (including product supplements, a prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the Structured Notes (“SNs”) described in this document. Before you invest, you should read those documents and other documents that Royal Bank of Canada has filed with the SEC for more complete information about Royal Bank of Canada and the SNs. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, RBC Capital Markets, LLC will send to you the relevant product prospectus supplement, the prospectus supplement and the prospectus if you so request by calling toll-free 866-609-6009.RBC Capital Markets is the global brand name for the capital markets business of Royal Bank of Canada and its affiliates, including RBC Capital Markets, LLC (member FINRA, NYSE and SIPC); RBC Dominion Securities Inc. (member IIROC and CIPF); Royal Bank of Canada - Sydney Branch (ABN 86 076 940 880); RBC Capital Markets (Hong Kong) Limited (regulated by the Securities and Futures Commission of Hong Kong and the Hong Kong Monetary Authority) and RBC Europe Limited (authorized by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and Prudential Regulation Authority.) ® Registered trademark of Royal Bank of Canada. Used under license. All rights reserved.  1

 2   1. Structured Notes Primer 2. Principal Return Notes3. Principal At Risk Notes - Growth Notes - Income Notes  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

 3  1. Structured Notes Primer  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

Structured Notes – A Primer

What are structured notes?

- **Structured Notes "SNs" are flexible investment vehicles**
  - Represent a **powerful "tool kit" for clients**
  - Can be created to reflect a specific investment view of a client
  - Many aspects of a SN can be customized
    - Term
    - Stated minimum amount of principal to be returned
    - Underlying market asset and currency
    - Upside participation
    - Others

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

Structured Notes – A Primer

What are structured notes?

- **SNs are senior unsecured debt obligations of RBC or other issuers**
  - No FDIC insurance
  - Payoff at maturity and/or coupon linked to the performance of a market asset
- **General features of SNs**
  - Designed to be alternatives to traditional equity investments such as:
    - Stocks, ETFs, mutual funds, and closed-end funds
  - Upside and downside market exposure as do traditional equities
    - Sometimes less downside risk depending on the structure ("buffered", conditional or full return of investment)
  - Downside issuer credit risk similar to traditional bonds
- **Minimum Offering Size Requirements**
  - Typically, $1,000 minimum investment and $1,000 increments

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

Structured Notes – A Primer

- **Types of Notes**
  - Principal at Risk Notes ("**PARNs**") allow you to **customize the return profile** of an equity underlying. PARNs may have one or more of following characteristics:
    - Fixed or contingent interest payments
    - Downside buffers or barriers
    - Upside caps
    - Leveraged participation
    - 1 for 1 exposure to a basket
    - Dividends accounted for in pricing the structure – not typically paid out to investors
  - Principal Return Notes ("**PRNs**") provide full return of principal at maturity, subject to the issuer's ability to pay at the time and may have one or more of following characteristics:
    - Fixed or contingent interest payments
    - Upside caps
    - Leveraged participation
    - Dividends accounted for in pricing the structure – not typically paid out to investors

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

Structured Notes – A Primer

Important Features

- **Products with a purpose**
  - Equity alternatives
  - Opportunity for diversification
  - One ticket solution
  - Potential tax efficiencies
- **Toolkit**
  - Can be customized to reflect an investor's own view or strategy
- **Transparency**
  - Fees
  - Information on underlying assets typically publicly available
- **Secondary market**
  - While not guaranteed, generally provided daily by an affiliate of the issuer. (See the "Risk Considerations" discussed below.)

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

 8  Some Key Risk Considerations include, but are not limited, to the following:Creditworthiness of the IssuerAll notes are an obligation of the IssuerReturns are dependent on the Issuer’s ability to payAny secondary market prices will typically decline if the Issuer’s credit risk increasesPotential loss of some or all principal (depending on structure)Returns could be less than traditional debt securitiesReturns may be capped (depending on structure)Secondary market is not guaranteed; sales prior to maturity may result in a lossSee “Risk Considerations” below for additional risk considerations     Structured Notes – A Primer  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

 9          0%  30%  -30%  50%  Market Value of Underlying  Investment Return  Initial Price  -50% -40% -30% -20% -10%    10% 20% 30% 40% 50%  Payoff profile of a traditional equity investment: One-for-One Return    Structured Notes – A Primer  Note: This illustration does not show the positive investment impact from dividends  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

 10  2. Principal Return Notes  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Dow Jones Industrial Average® Return Growth Notes

Hypothetical Terms:

- **Term:** 7 years
- **Return of Principal:** If Index Performance is zero or negative, full return of principal.
- **Index:** Dow Jones Industrial Average® Index
- **Upside Participation Rate:** 50%
- **Upside Variable Return:** For positive Index Performance, 50% participation in the appreciation of Index.

Illustrative Payoff Profile



200
150
100
50
0
Payoff at Maturity
-100%
-50%
0%
50%
100%
Index Performance at Maturity
Index Performance
Payoff at Maturity

Additional Considerations:

- Return cannot be negative - full principal return at maturity, subject to the issuer's ability to pay.
- Investors do not receive dividends paid by the stocks in the Index.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Terms depicted on this page are illustrative only and do not represent any specific offering

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

 12  3. Principal at Risk Notes  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

 13  Growth Notes  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Buffered Return Notes

Hypothetical Terms:

- **Term:** 6 Years
- **Return of Principal:** Return of principal up to a negative Index Performance of -25% at maturity.
- **Index:** S&P 500® Index
- **Upside Participation Rate:** 100%
- **Variable Return:** For positive Index Performance, 100% participation in the appreciation of Index. If Index Performance is zero or negative, principal is returned up to a negative performance of 25%. If Index performance is a loss greater than 25%, Investor will outperform on the downside by 25% (e.g. Index loss of 50%, Investor loss of 25%).

Illustrative Payoff Profile



200
150
100
50
0
-100%
-50%
0%
50%
100%
Payoff at Maturity
Index Performance at Maturity
Index Performance
Payoff at Maturity

Additional Considerations:

- Investors will lose some or a substantial portion of their initial investment if the Index Performance is less than -25%.
- Investors do not receive dividends paid by the stocks in the Index.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Terms depicted on this page are illustrative only and do not represent any specific offering

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

RBC Absolute Return Notes

Hypothetical Terms:

- **Term:** 6 Years
- **Index:** S&P 500® Index
- **Upside Performance:** **100% participation** in the positive performance of the index over the 6.0 year term. No cap on potential return.
- **Variable Downside Absolute Return:** **For any loss in the index up to -20%, the investor will receive a positive return at maturity.** Example: A loss of -15% on the index will equate to a +15% return at maturity. For any loss in the index up to -20% the investor receives a positive return at maturity equal to the absolute value of the return.
- **Downside Principal Buffer:** If Index Performance is a loss greater than 20%, Investor will outperform on the downside by 20% (e.g. Index loss of 40%, Investor loss of 20%).

Illustrative Payoff Profile


150
125
100
75
50
Payoff at Maturity
-50%
-25%
0%
25%
50%
Index Performance at Maturity
Index Performance
Payoff at Maturity

Additional Considerations:

- Investors will lose some or a substantial portion of their initial investment if the Index Performance is negative by more than 20%.
- Investors do not receive dividends paid by the stocks in the Index.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Terms depicted on this page are illustrative only and do not represent any specific offering

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

RBC Barrier Enhanced Return Notes

Hypothetical Terms:

- **Term:** 6 Years
- **Return of Principal:** Return of principal up to a negative Index Performance of -50% at maturity
- **Index:** S&P 500® Index
- **Upside Participation Rate:** 110%
- **Variable Return:** For positive Index Performance, 110% participation in the appreciation of Index. If Index Performance is negative, principal is returned up to a negative performance of 50%. If Index Performance is a loss equal to or greater than 50%, investor will receive a return equal to the Index Performance.

Additional Considerations:

- Investors will lose some or all of their initial investment if the Index Performance is negative by more than 50% at maturity.
- Investors do not receive dividends paid by the stocks in the Index.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Illustrative Payoff Profile



200
150
100
50
0
Payoff at Maturity
50% Barrier
-100%
-50%
0%
50%
100%
Index Performance at Maturity
Index Performance
Payoff at Maturity

Terms depicted on this page are illustrative only and do not represent any specific offering

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

RBC Barrier Booster Notes

Hypothetical Terms:

- **Term:** 6 Years
- **Return of Principal:** Return of principal up to a negative Index Performance of -30% at maturity.
- **Index:** S&P 500® Index
- **Booster:** At maturity, if the Index Performance is positive, the return will be the greater of (i) the Booster Level and (ii) the Index Performance.
- **Booster Level:** 47%
- **Downside Variable Return:** If Index Performance is zero or negative, full principal is returned up to a negative performance of 30%. If Index Performance is a loss greater than 30%, investor will receive a return equal to the Index Performance.

Illustrative Payoff Profile



200
150
100
50
0
-100%
-50%
0%
50%
100%
47% Booster
Payoff at Maturity
Index Performance at Maturity
Index Performance
Payoff at Maturity

Additional Considerations:

- Investors will lose some or all of their initial investment if the Index Performance is negative by more than 30% at maturity.
- Investors do not receive dividends paid by the stocks in the Index.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Terms depicted on this page are illustrative only and do not represent any specific offering

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

 18  Historical 6 year S&P 500® Index returns  Worst return: period that ended in March 2009 provided a 6 year return of -18.4%Best return: period that ended in March 2015 provided a 6 year return of 207.8%Past Performance is not Indicative of Future Results  This graph shows the distribution of the historical returns of the S&P 500® Index using daily rolling 6 year periods from January 1, 2000 to February 27, 2017 (Source: RBC Capital Markets, Bloomberg)  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

 19  Income Notes  See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Contingent Coupon Barrier Notes

Hypothetical Terms:

- **Term:** 5.5 Years
- **Return of Principal:** Principal returned as long as the underlying does not decline below the Principal Barrier at maturity.
- **Variable Return:** If the Index declines below the Principal Barrier at maturity, investor receives the full negative performance of the Index and will lose some or all of their principal.
- **Contingent Coupon:** Investors receive a coupon, paid quarterly on the observation date if the index is equal to or above the 70% Coupon Barrier.

Terms depicted on this page are illustrative only and do not represent any specific offering

Additional Considerations:

- Investors will lose some or all of their initial investment if the Index Performance is negative by more than 30% at maturity.
- The only return will be the contingent coupon, if any. Investors will not otherwise participate in any appreciation of the Index.
- Investors do not receive dividends paid by the stocks in the Index.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Index	Currency	Term	Coupon Observation Frequency	Coupon Barrier	Principal Barrier	Contingent Annualized Coupon
S&P 500® Index	USD	5.5 Years	Quarterly	70%	70%, at maturity	5.40% per annum

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

RBC Auto-Callable Contingent Coupon Notes

Hypothetical Terms:

- **Term:** 3 Years
- **Return of Principal:** Principal returned as long as all three indexes do not decline below the Principal Barrier at maturity.
- **Variable Return:** If any of the indices declines below the Principal Barrier at maturity below, investor receives the full negative performance of the *lesser performing Index* and will lose some or all of their principal.
- **Contingent Coupon:** Investors receive a coupon if on an observation date *all three indices* are equal or above the Coupon Barrier.
- **Automatic Call:** Notes will be redeemed automatically earlier if on an observation date *all three indices* are equal to or above its initial level. In that case, invested principal is returned plus the Contingent Coupon.

Terms depicted on this page are illustrative only and do not represent any specific offering

Additional Considerations:

- The only return will be the contingent coupon, if any. Investors will not otherwise participate in any appreciation of any index.
- The notes are only linked to the lesser performing index, even if the other indices perform better.
- Investors will lose some or all of their initial investment if the return of the lesser performing index is negative.
- The notes are subject to an automatic call based on the performance of the indices. If the notes are called before maturity, you will not receive any further coupons and may not be able to reinvest proceeds from the call in an investment with a comparable return had the notes not been called.
- Investors do not receive dividends paid by the stocks in the indices.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Indices	Currency	Term	Autocall and Coupon Observation Frequency	Coupon Barrier	Principal Barrier	Contingent Annualized Coupon
S&P 500® Index Russell 2000® Index Nasdaq 100® Index	USD	3 Years	Quarterly (Not callable 1 year)	75%	75%, at maturity	7.30% per annum

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

RBC Auto-Callable Floating Rate and Contingent Coupon Barrier Notes

Hypothetical Terms:

- **Term:** 3 Years
- **Return of Principal:** Principal returned as long as both indices do not decline below the Principal Barrier at maturity.
- **Variable Return:** If either index declines below the Principal Barrier at maturity, investor receives full negative performance of the *lesser performing Index* and will lose some or all of their principal.
- **Floating Rate Coupon:** Investors will receive a floating coupon equal to the Floating Annualized Coupon on each observation date, which in no case will be less than 0%.
- **Contingent Coupon:** In addition to the Floating Rate Coupon, investors receive a Contingent Coupon, if on the observation date *both indices* are equal to or above the Coupon Barrier.
- **Automatic Call:** Notes will be redeemed automatically earlier if on an observation date, *both indices* are equal to or above its Initial level. In that case, invested principal is returned plus both the coupons, if any.

Terms depicted on this page are illustrative only and do not represent any specific offering

Additional Considerations:

- The only return will be the Floating Rate Coupon and the Contingent Coupon, if any. Investors will not otherwise participate in any appreciation of either Index.
- The notes are only linked to the lesser performing index, even if the other index performs better.
- Other than any Floating Rate Coupon, investors will lose some or all of their initial investment if the return of the lesser performing index is negative.
- The notes are subject to an automatic call based on the performance of the indices. If the notes are called before maturity, you will not receive any further coupons and may not be able to reinvest proceeds from the call in an investment with a comparable return had the notes not been called.
- Investors do not receive dividends paid by the stocks in the indices.
- May have limited to no secondary market. The price at which the notes can be sold, if at all, prior to maturity may be at a substantial discount from the principal amount. Potential returns described herein assume that the notes are held to maturity.
- Subject to issuer's credit risk. All payments subject to issuer's ability to pay.
- Notes have complex features and may not be suitable for all investors.

Indices	Currency	Term	Autocall and Coupon Observation Frequency	Coupon Barrier	Principal Barrier	Floating Annualized Coupon	Contingent Annualized Coupon
S&P 500® Index Russell 2000® Index	USD	3 Years	Quarterly (not callable 1 year)	70%	70%, at maturity	3-month Libor + 1.00%	3.00% per annum

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See important Risk Considerations at the end of this document. Investors need to review offering documents for a specific offering for a detailed explanation of the potential risks.

RBC Capital Markets®

23  Risk Considerations  An investment in the SNs involves significant risks. These risks are explained in more detail in the applicable offering documents for a specific offering. Before investing in an SN, investors should carefully read the relevant offering documents to ensure they understand all of the potential risks. Some general risk considerations for SNs include, but are not limited to the following:SNs are unsecured debt obligations of the relevant issuer. Investors are dependent on the ability of the issuer to pay all amounts due on the notes, and therefore, investors are subject to the relevant issuer’s credit risk and to changes in the market’s view of the creditworthiness of the relevant issuer. Depending on the structure, investors in an SN could lose some or their entire principal if there is a decline in the underlying asset. Even for structures that offer limits on downside exposure, the return of principal will depend on the relevant issuer’s ability to pay its obligations at the relevant time. Some structures pay a variable or contingent coupon based on the performance of the underlying asset. This coupon may fluctuate over time and potentially be zero for some or all of the SN’s term. In some structures, the coupon may be the only return an investor will be entitled to for the SN.For structures that are subject to an automatic call based on the performance of the underlying, if the SNs are called before maturity, an investor will not receive any further coupons and may not be able to reinvest proceeds from the call in an investment with a comparable return had the SNs not been called.SNs are typically sold at par and include fees and costs such as commissions, hedging costs and projected profits of the relevant issuer or its affiliates. Therefore, the estimated initial value of a SN on the pricing date will be less than the issue price investors pay for the SN. The offering documents of an SN will typically include the issuer’s initial estimated value of the SN. This estimated value does not represent the future value of the SN.SNs will not be listed on any securities exchange. While the relevant issuer or its affiliate will generally endeavor to maintain a secondary market, they are not obligated to do so. The issuer or its affiliate may cease any market-making activities at any time. Even if a secondary market for the SNs develops, it may not provide significant liquidity or trade at prices advantageous to the investor. The return on SNs may be lower than the return an investor could earn on other investments during the same term. Even if the return on an SN is positive, it may be less than the return an investor could earn if it bought a conventional debt security of the relevant issuer. Investing in SNs is not the same as owning the underlying asset (or any security or other component including in the underlying asset) directly. For instance, investors usually will not receive or be entitled to receive any dividend payments or other distributions on the underlying asset. Investors will also not have any voting rights or any other rights that a holder of the underlying asset may have. The activities of the relevant issuer or its affiliates may conflict with an investor’s interests and may adversely affect the value of the SNs.Many economic and market factors will influence the value of the SNs, including but not limited to, interest and yield rates in the market, time to maturity of the SNs, expected volatility of the underlying asset, and economic, financial, political regulatory or judicial events. While the offering documents will typically contain a summary of the expected U.S. federal income tax consequences of an investment in the SNs, significant aspects of the tax treatment of the SNs may be complex and uncertain. Prospective investors should consult with their tax advisor before investing in any SN to determine the effects based on their individual circumstances.The price at which an investor may be able to sell SNs prior to maturity, if at all, may be at a substantial discount from the principal amount of the SNs, even in cases where the closing price of the underlying asset has appreciated since the trade date. In addition, investors will not receive the benefit of any contingent repayment of principal if they sell SNs before the maturity date. The potential returns described in the relevant offering documents assume the SNs, which are not designed to be short-term trading instruments, are held to maturity.

 24  Index Disclaimers  S&P 500® Index and The Dow Jones Industrial Average® IndexS&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC. “Standard & Poor’s®“, “S&P 500®”, “S&P®” are trademarks of S&P, and “DJIA” is a trademark of Dow Jones. The trademarks has been sublicensed for certain purposes by Royal Bank of Canada. The underlying asset is a product of S&P or Dow Jones and/or their respective affiliates and has been licensed for use by Royal Bank of Canada. The SNs will not be sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the holders of the SNs or any member of the public regarding the advisability of investing in securities generally or in the SNs particularly or the ability of the index to track general market performance. S&P Dow Jones Indices’ only relationship to Royal Bank of Canada with respect to the index is the licensing of the index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its third party licensors. The index is determined, composed and calculated by S&P Dow Jones Indices without regard to Royal Bank of Canada or the SNs. S&P Dow Jones Indices have no obligation to take our needs or the needs of holders of the SNs into consideration in determining, composing or calculating the index . S&P Dow Jones Indices are not responsible for and will not participate in the determination of the prices, and amount of the SNs or the timing of the issuance or sale of the SNs or in the determination or calculation of the equation by which the SNs are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the SNs. There is no assurance that investment products based on the index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice. Notwithstanding the foregoing, CME Group Inc. and its affiliates may independently issue and/or sponsor financial products unrelated to the SNs issued by Royal Bank of Canada, but which may be similar to and competitive with the SNs. In addition, CME Group Inc. and its affiliates may trade financial products which are linked to the performance of the index . It is possible that this trading activity will affect the value of the SNs.S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ROYAL BANK OF CANADA, HOLDERS OF THE SNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ROYAL BANK OF CANADA, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

 25  Index Disclaimers  The Russell 2000® Index The Russell 2000® Index (the “RTY”) is a trademark of Russell and have been licensed for use by Royal Bank of Canada. The SNs are not in any way sponsored, endorsed, sold or promoted by Russell or the London Stock Exchange Group companies (“LSEG”) (together the “Licensor Parties”) and none of the Licensor Parties make any claim, prediction, warranty or representation whatsoever, expressly or impliedly, either as to (i) the results to be obtained from the use of the RTY (upon which the SNs may be based), (ii) the figure at which the RTY is said to stand at any particular time on any particular day or otherwise, or (iii) the suitability of the RTY for the purpose to which it is being put in connection with the SNs. None of the Licensor Parties have provided or will provide any financial or investment advice or recommendation in relation to the RTY to Royal Bank of Canada or to its clients. The RTY is calculated by Russell or its agent. None of the Licensor Parties shall be (a) liable (whether in negligence or otherwise) to any person for any error in the RTY or (b) under any obligation to advise any person of any error therein. The NASDAQ-100® IndexThe SNs are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq along with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the SNs. The Corporations make no representation or warranty, express or implied to the owners of the SNs, or any member of the public regarding the advisability of investing in securities generally or in the SNs particularly, or the ability of the NASDAQ-100® Index (“NDX”) to track general stock market performance. The Corporations’ only relationship to us is in the licensing of the Nasdaq®, NDX trademarks or service marks, and certain trade names of the Corporations and the use of the NDX which are determined, composed and calculated by NASDAQ without regard to us or the SNs. Nasdaq has no obligation to take the needs of us or the owners of the SNs into consideration in determining, composing or calculating the NDX. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the SNs to be issued or in the determination or calculation of the equation by which the SNs are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the SNs.THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE SNS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NDX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NDX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF THE CORPORATIONS AND ARE LICENSED FOR USE BY US. THE SNS HAVE NOT BEEN PASSED ON BY THE CORPORATIONS AS TO THEIR LEGALITY OR SUITABILITY. THE SNS ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED BY THE CORPORATIONS. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE SNS.